EXHIBIT 99.1

NEWS RELEASE

Contact:	David Kimichik	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	SVP – Finance	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD TRUST ANNOUNCES TAX REPORTING INFORMATION FOR 2013 COMMON AND PREFERRED SHARE DISTRIBUTIONS

DALLAS, January 29, 2014 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today announced the tax reporting (Federal Form 1099-DIV) information for the 2013 distributions on its common shares and its Series A, D, and E preferred shares.

The income tax treatment for 2013 for Ashford Hospitality Trust, Inc. Common Stock CUSIP #044103109 traded on the NYSE under ticker symbol “AHT” is as follows:

Distribution Type

	Distributions Per Share	Ordinary Taxable Dividend	Total Capital Gain Distribution	Return of Capital
Total Cash Per Share	$0.4700	$0	$0.1245	$0.3455
Total Stock Per Share (AHP) Total Distributions Percent	$4.2700 $4.7400 100.00%	$0 $0 0%	$1.1310 $1.2555 26.4860%	$3.1390 $3.4845 73.5140%

The income tax treatment for the 2013 distributions for Ashford Hospitality Trust, Inc. Series A Preferred Stock CUSIP #044103208 traded on the NYSE under ticker symbol “AHTPrA” is as follows:

Distribution Type

	Distributions Per Share	Ordinary Taxable Dividend	Total Capital Gain Distribution	Return of Capital
Total Per Share	$2.6719	$0	$2.6719	$0
Percent	100.00%	0%	100.00%	0%

The income tax treatment for the 2013 distributions for Ashford Hospitality Trust, Inc. Series D Preferred Stock CUSIP #044103406 traded on the NYSE under ticker symbol “AHTPrD” is as follows:

Distribution Type

	Distributions Per Share	Ordinary Taxable Dividend	Total Capital Gain Distribution	Return of Capital
Total Per Share	$2.6406	$0	$2.6406	$0
Percent	100.00%	0%	100.00%	0%

The income tax treatment for the 2013 distributions for Ashford Hospitality Trust, Inc. Series E Preferred Stock CUSIP #044103505 traded on the NYSE under ticker symbol “AHTPrE” is as follows:

Distribution Type

	Distributions Per Share	Ordinary Taxable Dividend	Total Capital Gain Distribution	Return of Capital
Total Per Share	$2.8125	$0	$2.8125	$0
Percent	100.00%	0%	100.00%	0%

The distributions that the Company paid on January 15, 2013 to shareholders of record as of December 31, 2012, are reportable in 2013. The preferred distributions that the company paid on

January 15, 2014 to shareholders of record as of December 31, 2013 are reportable in 2013. The common distributions that the company paid on January 15, 2014 to shareholders of record as of December 31, 2013 will be reportable in 2014.

On November 19, 2013, AHT distributed its shares in Ashford Hospitality Prime, Inc. (NYSE: AHP) to the shareholders of record as of the close of business on November 8, 2013 (each an “AHT Shareholder”). AHT shareholders were entitled to receive one share of AHP common stock for each five shares of AHT common stock held as of November 8, 2013. AHT is reporting the distribution of AHP common stock as a taxable dividend for U.S. federal income tax purposes. Shareholders are treated as receiving a taxable dividend upon this distribution equal to the fair market value of the AHP common stock (and cash in lieu of fractional shares of such common stock) received in the distribution and will take an adjusted basis, for federal income tax purposes, in such shares equal to the fair market value of such shares based on the market price on the date of the distribution. The fair market value for federal income tax purposes of AHP common stock based on the opening price on November 8, 2013, the first day of trading on the New York Stock Exchange, was $21.35 per share.

The above income tax discussion contains a general explanation of certain U.S. federal income tax consequences of the distribution of AHP shares to AHT shareholders. This information represents AHT’s general understanding of the application of certain existing U.S. federal income tax laws and regulations relating to the distribution. It does not constitute tax advice and does not purport to be complete. Shareholders are urged to consult their tax advisors regarding the particular consequences of the distribution, including the applicability and effect of all U.S. federal, state and local, and foreign tax laws. AHT urges shareholders to read the Information Statement dated as of November 8, 2013 as filed by AHP as Exhibit 99.1 to its Form 10 on November 8, 2013, noting especially the discussion under the heading “Our Separation From Ashford Trust – Certain U.S. Federal Income Tax Consequences of the Separation”.

In accordance with IRS Code Section 6045B, the Company has posted Form 8937, Report of Organizational Actions Affecting Basis of Securities, which may be found in the Corporate Actions section of the company’s website. This form provides detailed information on the return of capital portion of the common share distributions. The Company encourages shareholders to consult with their own tax advisors with respect to the federal, state and local, and foreign income tax effects of these dividends.

IRS CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, SHAREHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS COMMUNICATION IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY SHAREHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY AHT OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) SHAREHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States.
Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust's control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust's filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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